                                                                                                                       EXHIBIT 99.2

                                                        FILENET CORPORATION
                                                 1998 EMPLOYEE STOCK PURCHASE PLAN

                                       (As Amended and Restated Effective as of May 1, 2001)

I.       PURPOSE OF THE PLAN

         This  Employee  Stock  Purchase  Plan is intended to promote the  interests  of FileNET  Corporation  by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

         This Plan shall serve as the successor to the Corporation's existing 1988 Employee Stock Purchase Plan (the "Predecessor
Plan"), and no further shares of Common Stock will be issued under the Predecessor Plan from and after the Effective Date.

         Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

         All share numbers in this Plan reflect the 2-for-1 split of the Common Stock effected on June 12, 1998.

II.      ADMINISTRATION OF THE PLAN

         The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and  regulations  for  administering  the Plan as it may deem necessary in order to comply with the  requirements of Code
Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.     STOCK SUBJECT TO PLAN

        A.   The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired  Common Stock,  including shares of Common  Stock  purchased  on the open  market.  The maximum  number of shares of Common Stock which may be issued over the term of the Plan and the  International  Plan shall not exceed One Million  Three  Hundred  Thirty Two
             Thousand Two Hundred  Seventy Eight  (1,332,278)  shares in the  aggregate and shall be limited to the  following components:  (i) the actual number of shares of Common Stock  remaining  for issuance  under the  Predecessor  Plan on the Effective  Date (Ninety Two Thousand Two Hundred  Seventy Eight  (92,278)  shares) plus  (ii) an  additional  Three
             Hundred  Thousand  (300,000)  shares  of Common  Stock  approved  by the stockholders  at the 1998 Annual  Meeting in connection with the implementation of the Plan plus (iii) an additional increase of Three Hundred  Thousand  (300,000)
             shares  authorized by the Board on March 22, 1999 and approved by the  stockholders  at the 1999 Annual Meeting,  (iv)
             an additional  increase of Three Hundred Forty Thousand  (340,000) shares authorized by the Board on March 20, 2000 and approved by the stockholders at the 2000 Annual Meeting,  plus (v) an  additional increase of Three Hundred  Thousand
             (300,000) shares authorized by the Board on March 28, 2001, subject to stockholder approval at the 2001 Annual Meeting.

        B.   Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares,  exchange of shares or other change affecting the outstanding  Common Stock as a class without the Corporation's receipt of consideration,  appropriate  adjustments shall be made to (i) the maximum number and class of securities  issuable under the Plan and the  International  Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum  number and class of  securities  purchasable by all  Participants  in the aggregate on any one Purchase Date and (iv) the  number  and class of  securities  and the price per share in effect  under  each  outstanding  purchase  right in order to prevent the dilution or enlargement of benefits thereunder.

IV.      PURCHASE PERIODS

        A.   Shares of Common Stock shall be offered for purchase under the Plan through a series of successive  purchase periods until such time as (i) the maximum  number of shares of Common Stock  available for issuance  under the Plan shall have been  purchased or (ii) the Plan shall have been sooner terminated.

        B.   Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in
             May to the last  business day in October each year and from the first  business day in November  each year to the last business day in April of the following year.

V.       ELIGIBILITY

        A.   Each  individual who is an Eligible Employee on the start date of any purchase period shall be eligible to participate in the Plan for that purchase period.

        B.   To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment form prescribed by the Plan Administrator and file such form with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.      PAYROLL DEDUCTIONS

        A.   The payroll deduction authorized by the Participant for purposes of acquiring  shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash Earnings paid to the  Participant  during each purchase  period, up to a maximum of ten  percent  (10%).  The  deduction  rate so  authorized  shall  continue  in effect for the entire purchase  period and for each subsequent purchase period the Participant remains in the Plan.  The  Participant may not increase  his or her rate of payroll deduction  during a purchase period,  but may effect such increase as of the start date of any subsequent  purchase period following the filing of a new payroll deduction  authorization with the Plan

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             Administrator.  However,  the Participant may, at any time during the  purchase  period,  reduce his or her rate of payroll  deduction  to become  effective  as soon as  possible  after  filing the appropriate  form with the Plan
             Administrator.  The  Participant  may not,  however,  effect more than one (1) such  reduction  per purchase period.

        B.   Payroll  deductions  shall begin on the first pay day  following  the start date of the purchase  period and shall
             (unless sooner  terminated  by the  Participant)  continue  through  the pay day ending  with or  immediately  prior to the last day of the purchase  period.  The amounts so collected  shall be credited to the  Participant's  book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant  shall not be required to be held in any  segregated  account or trust fund and may be commingled  with the general  assets of the  Corporation and used for general corporate purposes.

        C.   Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

        D.   The  Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the
             Participant's acquisition of Common Stock on any subsequent Purchase Date.

VII.     PURCHASE RIGHTS

        A.   Grant of Purchase Right.  A Participant shall be granted a separate  purchase right on the start date of each purchase period in which he or she  participates.  The purchase right shall  provide the  Participant with the right to purchase shares of Common  Stock on the  Purchase Date upon the terms set forth  below.  The  Participant  shall execute a stock purchase  agreement  embodying such  terms and such other  provisions  (not inconsistent with the Plan)  as the Plan
             Administrator may deem advisable.

             Under no  circumstances  shall  purchase  rights  be  granted  under  the Plan to any  Eligible  Employee  if such individual would,  immediately  after the grant,  own (within the meaning of Code Section  424(d)) or hold  outstanding options or other rights to purchase,  stock  possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

        B.   Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common  Stock  shall  accordingly  be  purchased  on behalf of each  Participant on such date.  The  purchase  shall be effected by applying the Participant's payroll  deductions  for the purchase  period ending on such Purchase Date to the purchase of shares of Common Stock at the purchase price in effect for that purchase period.

        C.   Purchase Price.  The purchase price per share at which Common Stock will be purchased on the  Participant's  behalf on each Purchase  Date shall be equal to  eighty-five  percent  (85%) of the lower of (i) the Fair Market Value per share

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             of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

        D.   Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares  obtained by dividing the amount  collected  from the  Participant through  payroll deductions during the purchase  period  ending with that Purchase Date by the purchase price in effect for that period.
             However,  the maximum number of shares of Common Stock  purchasable  per Participant on any one Purchase Date shall not exceed eight hundred (800) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.  In addition,  the maximum number of shares of Common Stock  purchasable by all  Participants  in the aggregate on any one Purchase Date under the Plan and the International Plan shall not exceed One Hundred Seventy
             Thousand (170,000) shares,  subject to periodic  adjustments in the event of certain changes in the  Corporation's capitalization.  However,  the Plan  Administrator  shall have the  discretionary  authority, exercisable  prior to the start of any purchase  period under the Plan, to increase or decrease the limitations to be in effect for the number of shares  purchasable per  Participant and in the aggregate by all  Participants on the Purchase Date in effect for that period.

        E.   Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase
             Date  because  they are not  sufficient  to purchase a whole share of Common Stock shall be held for the purchase of
             Common Stock on the next Purchase  Date.  However,  any payroll  deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum  number of shares  purchasable  by the  Participant  on the Purchase Date or the  limitation on the maximum number of shares purchasable in the aggregate on the Purchase Date by all Participants shall be promptly refunded.

        F.   Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

             (i)   A  Participant  may,  at any time  prior  to the last  fifteen  (15)  days of the  purchase  period,  terminate his or her outstanding  purchase right by filing the appropriate form with the Plan Administrator (or its designate),  and no further  payroll  deductions  shall be collected  from the  Participant  with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the  Participant's  election,  be  immediately  refunded or held for the  purchase of shares on the next  Purchase Date.  If no such  election is made at the time the  purchase  right is  terminated,  then the payroll  deductions collected with respect to the terminated right shall be refunded as soon as possible.

            (ii)   The termination of such purchase right shall be irrevocable,  and the Participant may not subsequently rejoin the purchase period for which the terminated  purchase right was granted.  In order to resume  participation  in any subsequent purchase  period,  such  individual  must  re-enroll  in the Plan (by  making a timely  filing  of the prescribed enrollment forms) before the start date of the new purchase period.

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           (iii)   Should the Participant cease to remain an Eligible Employee for any reason (including  death, disability or change in status)  while  his or her  purchase  right  remains  outstanding,  then that  purchase  right  shall immediately terminate,  and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately  refunded.  However,  should the Participant  cease to remain in active service by reason of an approved  unpaid leave of absence,  then the Participant  shall have the right, exercisable up until the last  business  day of the  purchase  period in which such leave  commences,  to (a)
                   withdraw all the payroll deductions collected to date on his or her behalf during such purchase period or (b)
                   have such funds held for the purchase  of shares  on the next  scheduled  Purchase  Date.  In no event,  however, shall  any  further  payroll deductions be collected on the Participant's  behalf during such leave.  Upon the
                   Participant's  return to active service  (i) within  ninety (90) days after the start of the leave or (ii) prior to the expiration of any longer period during his or her re-employment rights are guaranteed by law or contract, his or her payroll  deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

        G.   Corporate Transaction.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate  Transaction,  by applying the payroll deductions of each Participant  for the purchase period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five  percent  (85%) of the lower of (i) the Fair Market  Value per share of Common Stock on the start date of the  purchase period in which such Corporate  Transaction  occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction.  However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase,  but not the limitation on the aggregate number of shares purchasable by all Participants.

             The  Corporation  shall  use its best  efforts  to  provide  at least ten (10) days  prior  written  notice of the occurrence of any Corporate  Transaction,  and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

        H.   Proration of Purchase Rights.  Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the number of shares then available for issuance under the Plan or (ii) the maximum number of shares  purchasable by all Participants (and all participants in the
             International  Plan) in the aggregate on that Purchase Date, then the Plan Administrator  shall make a pro-rata allocation of the available shares on a uniform and  nondiscriminatory  basis, and the payroll  deductions of each
             Participant (and each participant in the International  Plan), to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

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        I.   Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

        J.   Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding  purchase  right until the shares are purchased on the  Participant's  behalf in accordance  with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.    ACCRUAL LIMITATIONS

        A.   No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such  accrual,  when  aggregated  with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate  Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate  Affiliate  (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted)  for each  calendar  year such rights are at any time outstanding.

        B.   For purposes of applying such accrual limitations, the following provisions shall be in effect:

             (i)   The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

            (ii)   No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five  Thousand Dollars  ($25,000) worth of Common Stock  (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each  calendar  year such rights were at any time outstanding.

        C.   If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period,  then the payroll  deductions  which the  Participant  made during that purchase  period with respect to such purchase right shall be promptly refunded.

        D.   In the event there is any conflict between the provisions of this  Article and  one or more  provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

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IX.      EFFECTIVE DATE AND TERM OF THE PLAN

        A.   The Plan was adopted by the Board on March 17, 1998 and  approved by the Corporation's stockholders at the 1998 Annual
             Meeting held on May 15, 1998.  The Plan shall become  effective on the Effective  Date.  However,  no purchase  rights granted under the Plan shall be exercised,  and no shares of Common Stock shall be issued  hereunder,  until the
             Corporation  shall have complied with all applicable  requirements of the 1933 Act (including the  registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration  statement filed with the Securities and
             Exchange  Commission),  all applicable  listing  requirements of any stock  exchange (or the Nasdaq  National  Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

        B.   The Plan was amended and restated on March 22, 1999 (the "1999 Restatement") to increase the number of shares of Common
             Stock authorized for issuance under the Plan and the International Plan by an additional Three Hundred Thousand
             (300,000) shares.  The increase was approved by the  stockholders  at the 1999 Annual  Meeting.  No purchase  rights were  granted,  and no shares were issued, on the basis of the Three Hundred Thousand  (300,000)-share  increase authorized by the 1999 Restatement until such increase was approved by the stockholders at the 1999 Annual Meeting.

        C.   The Plan was amended and restated on March 20, 2000 (the "2000 Restatement") to increase the number of shares of Common
             Stock authorized for issuance under the Plan and the International Plan by an additional Three Hundred Forty Thousand
             (340,000) shares.  The share increase was approved by the  stockholders at the 2000 Annual Meeting.  No purchase rights were granted,  and no shares were issued,  on the basis of the Three Hundred Forty Thousand  (340,000)-share  increase authorized by the 2000 Restatement until the increase had been so approved by the stockholders.

        D.   The Plan was amended and restated on March 28, 2001 (the "2001 Restatement") to increase the number of shares of Common
             Stock authorized for issuance under the Plan and the  International  Plan by an additional Three Hundred Thousand
             (300,000) shares, subject to stockholder approval at the 2001 Annual Meeting.  No purchase rights shall be granted, and no shares shall be issued, on the basis of the Three Hundred Thousand (300,000)-share increase authorized by the
             2001 Restatement until the share increase has been approved by the stockholders at the 2001 Annual Meeting.

        E.   Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in October 2008,  (ii) the date on which all shares available for issuance under the Plan (and the International Plan)
             shall have been sold pursuant  to  purchase  rights  exercised  under the Plan  (and the  International  Plan) or
             (iii) the date on which all purchase rights are  exercised  in  connection  with a  Corporate Transaction.  No  further purchase  rights  shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

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X.       AMENDMENT OF THE PLAN

             The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any  purchase period.  However, the Board may not, without the  approval of the  Corporation's stockholders, (i)
increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the  Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) modify the requirements for eligibility to participate in the Plan.

XI.      GENERAL PROVISIONS

        A.   All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

        B.   Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any
             Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly  reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

        C.   The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

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                                                             Schedule A

                                                   Corporations Participating in
                                                    Employee Stock Purchase Plan

                                            FileNET Corporation, a Delaware corporation

                                                              APPENDIX

        The following definitions shall be in effect under the Plan:

        A.   Board shall mean the Corporation's Board of Directors.

        B.   Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual's  period of  participation  in one or more  purchase  periods under the Plan plus (ii) all overtime payments,  bonuses, commissions  and other  incentive-type  payments  received  during  such  period.  Such Cash
             Earnings  shall be  calculated  before deduction of (A) any income or employment tax  withholdings  or (B) any pre-tax contributions  made by the  Participant to any Code Section  401(k)  salary  deferral  plan or any Code  Section 125 cafeteria  benefit  program now or  hereafter  established  by the Corporation or any Corporate Affiliate.  However,
             Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions)
             made on the Participant's  behalf by the Corporation or any Corporate  Affiliate to any employee benefit or welfare plan now or hereafter established.

        C.   Code shall mean the Internal Revenue Code of 1986, as amended.

        D.   Common Stock shall mean the Corporation's common stock.

        E.   Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        F.   Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

             (i)  a merger or consolidation in which securities possessing fifty percent(50%) or more of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

        G.   Corporation shall mean FileNET Corporation, a Delaware corporation and any corporate successor to all or substantially all of the assets or voting stock of FileNET Corporation which shall by appropriate action adopt the Plan.

        H.   Effective Date shall mean the October 1, 1998 effective date of the Plan.

        I.   Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

                                                                            A-1

        J.   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

             (i)  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low selling  prices per share of Common Stock on the date in question, as those prices are reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall
                  Street  Journal.  If there are no selling prices for the Common Stock on the date in question,  then the Fair
                  Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

           (ii)   If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the average of the high and low selling prices per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as those prices are officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there are no selling  prices for the Common  Stock on the date in question, then the Fair Market Value shall be the average of the high and low selling prices on the last preceding date for which such quotations exist.

        K.   International Plan shall mean the FileNET Corporation International Employee Stock Purchase Plan.

        L.   1933 Act shall mean the Securities Act of 1933, as amended.

        M.   Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        N.   Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating
             Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

        O.   Plan shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

        P.   Plan Administrator shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

        Q.   Predecessor Plan shall mean the Corporation's 1988 Employee Stock Purchase Plan.

        R.   Purchase Date shall mean the last business day of each purchase period.  The initial Purchase Date shall be April 30,
             1999.

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        S.   Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

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